EXHIBIT 23.1

RELIABILITY INCORPORATED
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-26659 and 33-60696) pertaining to the Reliability Incorporated 1997 Stock Option Plan and the Reliability Incorporated Employee Stock Savings Plan and Trust, respectively, of our report dated March 29, 2016, with respect to the financial statements of Reliability Incorporated as of and for the years ended December 31, 2015 and 2014.

/s/ Ramirez Jimenez International CPAs

Irvine, California
March 30, 2016